Exhibit 10.18

SUMMARY OF NAMED EXECUTIVE OFFICER COMPENSATION
Effective as of January 1, 2011, the following are the annual base salaries of the Chief Executive Officer and other Named Executive Officers of Schweitzer-Mauduit International, Inc.  No named executive officer has an employment contract with the Company.  The Named Executive Officers participate in various compensation plans and other arrangements as described in the Company's 2012 Proxy Statement.

2011 Base Salary
Chairman and Chief Executive Officer	$755,000
Chief Operating Officer and Executive Vice President, Paper Business	$450,000
Executive Vice President, Finance and Strategic Planning	$368,000
Executive Vice President, Reconstituted Tobacco Business	€315,000
Vice President, LIP	$315,000
Corporate Controller	$202,000